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                                                                      Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38958, 333-50159, 333-47601, 333-14895, and
333-70510) of Whitehall Jewellers, Inc. of our report dated March 22, 2004 (except for the last paragraph of Note 20 as to which the date is April 15, 2004) relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 22, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 15, 2004